UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Varian, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE AND PROXY STATEMENT
FOR THE 2005
ANNUAL MEETING OF STOCKHOLDERS

VARIAN, INC.
3120 Hansen Way
Palo Alto, California 94304-1030
(650) 213-8000
www.varianinc.com

VARIAN, INC.
3120 Hansen Way
Palo Alto, California 94304-1030
(650) 213-8000

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 3, 2005

Date, Time and Location

You are cordially invited to the Annual Meeting of Stockholders of Varian, Inc. to be held on Thursday, February 3, 2005, at 6:00 p.m., local time, at the Company’s principal executive offices, 3120 Hansen Way, Palo Alto, California.

Agenda

The agenda for the Annual Meeting is as follows:

•	To elect three Class III directors for three-year terms;

•	To vote on approval of the amended and restated Varian, Inc. Omnibus Stock Plan; and

•	To transact any other business that may be properly brought before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Record Date

The record date for the Annual Meeting was December 13, 2004. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting. A list of these stockholders will be available at the Company’s principal executive offices, 3120 Hansen Way, Palo Alto, California 94304-1030, for a period of ten days before the Annual Meeting.

Voting

It is important that you vote or grant your proxy to vote at the Annual Meeting. Therefore, whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed proxy and mail it promptly in the accompanying return envelope. You may revoke your proxy at any time before it is voted, and you may vote in person at the Annual Meeting even if you have returned a proxy. These and other voting procedures are explained in the following Proxy Statement.

By Order of the Board of Directors

A. W. Homan
    Secretary

December 20, 2004
Palo Alto, California

Varian, Inc.
3120 Hansen Way
Palo Alto, California 94304-1030
(650) 213-8000

PROXY STATEMENT

INFORMATION REGARDING VOTING AND SOLICITATION OF PROXIES

General

This Proxy Statement is being furnished to you as a stockholder of Varian, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Annual Meeting of Stockholders to be held on February 3, 2005, at 6:00 p.m., local time, at the Company’s principal executive offices at 3120 Hansen Way, Palo Alto, California, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. You may grant your proxy by signing, dating and returning the enclosed proxy in the pre-addressed, postage-paid return envelope.

The first item on the agenda for the Annual Meeting is to elect three Class III directors to the Board of Directors. The second item on the agenda is to vote on approval of the amended and restated Varian, Inc. Omnibus Stock Plan. These matters are described in more detail below.

The Board of Directors does not know of any other matter to be brought before the Annual Meeting. If any other matter does properly come before the Annual Meeting, the Board intends that the persons named in the enclosed form of proxy will vote on such matter in accordance with their judgment.

This Proxy Statement and the accompanying form of proxy will be first sent on or about December 23, 2004 to stockholders entitled to vote at the Annual Meeting.

Voting

The Company’s common stock is the only type of voting security issued and only holders of common stock are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. Only stockholders of record at the close of business on December 13, 2004 are entitled to notice of and to vote at the Annual Meeting. As of that record date, there were 35,050,791 shares of the Company’s common stock outstanding.

The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s common stock is necessary to constitute a quorum permitting action to be taken at the Annual Meeting. Abstentions and broker non-votes are counted as present at the Annual Meeting for the purpose of determining the presence of a quorum.

The affirmative vote of a plurality of the shares of the Company’s common stock present or represented by proxy at the Annual Meeting is required to elect the Class III directors. This means that Conrad W. Hewitt, Garry W. Rogerson and Elizabeth E. Tallett, the Board of Directors’ nominees to serve as the Class III directors, must receive the highest numbers of votes cast in order to be elected as the Class III directors. Therefore, any shares not voted (whether by abstention, broker non-vote or otherwise) will have no effect on the election of the Class III directors.

The affirmative vote of a majority of the shares of the Company’s common stock present or represented by proxy at the Annual Meeting is required to approve the amended and restated Omnibus Stock Plan.

Your shares will be voted in accordance with your instructions set forth on the proxy that you sign and return.

Under the rules of the National Association of Securities Dealers, brokers holding shares for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients (other than for proposals relating to equity compensation plans) may generally vote their clients’ proxies in their own discretion. Therefore, if your proxy provides no instructions with respect to voting on the Class III directors, your proxy will be voted FOR the election of Conrad W. Hewitt, Garry W. Rogerson and Elizabeth E. Tallett as the Class III directors.

Under regulations of the New York Stock Exchange (“NYSE”), brokers who are NYSE member organizations are prohibited from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. The amended and restated Omnibus Stock Plan for which approval is sought in Proposal Two is an equity compensation plan. Therefore, if your shares are held through a broker who is a NYSE member organization, those shares will only be voted FOR approval of the amended and restated Omnibus Stock Plan if you have provided specific voting instructions to your broker or you vote your shares in favor of that proposal.

Even if you sign and return your proxy, you may revoke or change your proxy at any time prior to the Annual Meeting. You may do this by sending to the Company’s Secretary, A. W. Homan (at Varian, Inc., 3120 Hansen Way, Palo Alto, California 94304-1030) prior to the Annual Meeting, a written notice of revocation or a new proxy bearing a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation of Proxies

The cost of soliciting proxies will be borne by the Company. Copies of solicitation materials will be furnished to banks, brokers, nominees and other fiduciaries and custodians to forward to beneficial owners of the Company’s common stock held in their names. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding solicitation materials. In addition to solicitations by mail, some of the Company’s directors, officers and other employees, without extra remuneration, might supplement this solicitation by letter, telephone or personal interview. The Company has also retained The Altman Group, Inc., 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071, to assist with the solicitation of proxies from banks, brokers, nominees and other holders, for a fixed fee of $4,500 plus reasonable out-of-pocket expenses (not expected to exceed $1,000), which fees and expenses will be paid by the Company.

Stockholder Proposals and Nominations

Any stockholder who wishes to submit a proposal to be voted on or to nominate a person for election to the Board of Directors at the Company’s annual meeting of stockholders in 2006, and who wishes to have that proposal or nomination set forth in the proxy statement and form of proxy prepared by the Company for that meeting, must notify the Company’s Secretary, A. W. Homan (at Varian, Inc., 3120 Hansen Way, Palo Alto, California 94304-1030) no later than August 25, 2005. Any such notice of a proposal or nomination must include certain information about the proposal or nominee and about the stockholder submitting the proposal or nomination, as required by the Company’s By-Laws, and must also meet the requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

Any stockholder who wishes to submit a proposal to be voted on or to nominate a person for election to the Board of Directors at the Company’s annual meeting of stockholders in 2006 and who is not seeking to have that proposal or nomination included in the proxy statement and form of proxy prepared by the Company for that meeting, must notify the Company’s Secretary (at the Company’s address set forth above) no earlier than September 23, 2005 and no later than October 23, 2005 (unless the date of the 2006 annual meeting is more than 30 days before or more than 60 days after February 3, 2006, in which case the notice of proposal must be received by the later of October 23, 2005 or the tenth day following the day the Company publicly announces the date of the 2006 annual meeting). The notice of a proposal or nomination must also include certain information about the proposal or nominee and about the stockholder submitting the proposal or nomination, as required by the Company’s By-Laws, and must also meet the requirements of applicable securities laws. Proposals or nominations not meeting these requirements will not be presented at the annual meeting.

For more information regarding stockholder proposals or nominations, you may request a copy of the By-Laws from the Company’s Secretary, A. W. Homan (at Varian, Inc., 3120 Hansen Way, Palo Alto, California 94304-1030).

Stockholder Communications with the Board

Any stockholder may communicate with the Board of Directors in writing through the Company’s Secretary, A. W. Homan (at Varian, Inc., 3120 Hansen Way, Palo Alto, California 94304-1030), provided that the communication identifies the stockholder and the number and type of securities held by that stockholder. The Secretary reviews such stockholder communications and forwards them to the Board unless the Secretary, in consultation with the Chief Executive Officer, determines that the communication is inappropriate for the Board’s consideration (for example, if it relates to a personal grievance or is unrelated to the business of the Company). The Secretary maintains a permanent written record of all such stockholder communications received by the Secretary. The foregoing process was unanimously approved by the Nominating and Governance Committee of the Board of Directors (which is comprised of all of the Board’s independent directors).

It is the Company’s policy that all members of the Board of Directors are encouraged to attend annual meetings of the Company’s stockholders. Six of the Board’s seven directors attended the last annual meeting of the Company’s stockholders.

PROPOSAL ONE — ELECTION OF DIRECTORS

Board Structure and Nominees

The Board of Directors consists of seven members. Pursuant to the Company’s Restated Certificate of Incorporation, the Board is divided into three classes. Members of each class are elected for three-year terms and until their respective successors are duly elected and qualified, unless the director dies, resigns, retires, is disqualified or is removed.

The Class I directors are Richard U. De Schutter and Allen J. Lauer. Their terms of office will expire at the annual meeting of stockholders in 2006.

The Class II directors are John G. McDonald and Wayne R. Moon. Their terms of office will expire at the annual meeting of stockholders in 2007.

The Class III directors are Conrad W. Hewitt, Garry W. Rogerson and Elizabeth E. Tallett. Their terms of office will expire at the Annual Meeting.

The Board of Directors has nominated Conrad W. Hewitt, Garry W. Rogerson and Elizabeth E. Tallett for election as the Class III directors for terms expiring at the annual meeting of stockholders in 2008 and when their respective successors are elected and qualified. Each nominee has stated his or her willingness to serve if elected, and the Company does not contemplate that any of them will be unable to serve. However, in the event that any nominee subsequently declines or becomes unable to serve, proxies will be voted for such substitute nominee as shall be designated by the proxy holders in their discretion.

Business Experience of Directors and Nominees

Richard U. De Schutter is the former Executive Chairman, President and Chief Executive Officer of DuPont Pharmaceutical Company, a position he held from 2000 to 2001. He was Chief Administrative Officer and Vice Chairman of Monsanto Company (a life sciences company) from 1999 to 2000, and was Chairman, President and Chief Executive Officer of G. D. Searle & Company (a pharmaceutical company) from 1995 to 1999. Mr. De Schutter is Chairman of the Board of Incyte Corporation and a director of Ecolab Inc. and Smith & Nephew plc. He has been a director of the Company since 2001. Age: 64

Conrad W. Hewitt is the former Commissioner of the Department of Financial Institutions and Superintendant of Banking for the State of California, positions he held from 1997 to 1998 and 1995 to 1997, respectively. Until 1995, he was a managing partner with the international accounting firm Ernst & Young LLP, where he held various positions since 1962. Mr. Hewitt is a certified public accountant and a member of the American Institute of Certified Public Accountants. He is also a director of North Bay Bancorp and Spectrum Organic Products, Inc. Mr. Hewitt has been a director of the Company since 2003. Age: 68

Allen J. Lauer is Chairman of the Company’s Board of Directors, a position he has held since 2002. He is the former Chief Executive Officer of the Company, a position he held from 1999 to 2003. Mr. Lauer also served as the Company’s President from 1999 to 2002. He is also a director of Immunicon Corporation and UNOVA Corporation. Mr. Lauer has been a director of the Company since 1999. Age: 67

John G. McDonald is The Stanford Investors Professor at Stanford University’s Graduate School of Business, where he has served on the faculty since 1968. He is also a director of iStar Financial, Inc., Plum Creek Timber Company, Inc., Scholastic Corp. and eight mutual funds managed by Capital Research & Management Co. Mr. McDonald has been a director of the Company since 1999. Age: 67

Wayne R. Moon is Chairman of the Board of RelayHealth Corporation (a web-based health services company), a position he has held since 2002. From 1993 to 1999, he was Chairman of the Board and Chief Executive Officer of Blue Shield of California (a health care company). Mr. Moon is also a director of IntegraMed America, Inc. He has been a director of the Company since 1999. Age: 64

Garry W. Rogerson is the Company’s President and Chief Executive Officer, positions he has held since 2002 and 2004, respectively. He served as the Company’s Chief Operating Officer from 2002 to 2004, as Senior Vice President, Scientific Instruments from 2001 to 2002, and as Vice President, Analytical Instruments from 1999 to 2001. Mr. Rogerson is also a director of Coherent, Inc. He has been a director of the Company since 2003. Age: 52

Elizabeth E. Tallett is a Principal of Hunter Partners, LLC (which provides management services to developing life science companies), a position she has held since 2002. She was Chief Executive Officer of Marshall Pharmaceuticals, Inc. (a specialty pharmaceutical company) from 2000 to 2003, and was also President and Chief Executive Officer of Dioscor, Inc. (a biopharmaceutical company) from 1996 to 2003. Ms. Tallett was President and Chief Executive Officer of Ellard Pharmaceuticals, Inc. and Galenor Inc. (both biopharmaceutical companies) from 1997 to 2000 and 1999 to 2000, respectively. She is also a director of Coventry Health Care, Inc., Immunicon Corporation, IntegraMed America, Inc., Principal Financial Group and Varian Semiconductor Equipment Associates, Inc. Ms. Tallett has been a director of the Company since 1999. Age: 55

Meetings and Committees of the Board

The Board of Directors held eight meetings during fiscal year 2004.

During fiscal year 2004, each director attended at least 75% of all meetings of the Board and committees of the Board of which the director was a member.

The Board of Directors has four standing committees: The Audit Committee; the Compensation Committee; the Nominating and Governance Committee; and the Stock Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter is available at the Company’s website, www.varianinc.com (click on Investors, then on Corporate Governance).

Audit Committee. The Audit Committee is comprised of directors Hewitt (Chairman), De Schutter, McDonald, Moon and Tallett, each of whom qualifies as an independent director and meets the other requirements to serve on the Audit Committee under rules of the Nasdaq Stock Market. This Committee’s primary purpose is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements. The Audit Committee held thirteen meetings during fiscal year 2004.

Compensation Committee. The Compensation Committee is comprised of directors Tallett (Chairman), De Schutter, Hewitt, McDonald and Moon, each of whom qualifies as an independent director under rules of the Nasdaq Stock Market, as a non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934 and as an outside director under Section 162(m) of the Internal Revenue Code. This Committee’s primary responsibilities are to (1) consider and approve all compensation to be paid to and compensatory arrangements with the Company’s officers, and (2) administer the Company’s Omnibus Stock Plan, Management Incentive Plan, Employee Stock Purchase Plan and Supplemental Retirement Plan. The Compensation Committee held six meetings during fiscal year 2004.

Nominating and Governance Committee. The Nominating and Governance Committee is comprised of directors Moon (Chairman), De Schutter, Hewitt, McDonald and Tallett, each of whom qualifies as an independent director under rules of the Nasdaq Stock Market. This Committee’s primary responsibilities are to (1) make recommendations to the Board of Directors regarding composition of the Board and committees of the Board, (2) identify individuals qualified to become Board members, and recommend to the Board qualified individuals to be nominated for election or appointed to the Board,

(3) recommend to the Board the compensation of directors who are not Company officers, (4) develop a succession plan for the Company’s Chief Executive Officer, (5) develop and implement regular evaluations by the Board of its performance, and (6) establish corporate governance guidelines applicable to the Company. The Nominating and Governance Committee held four meetings during fiscal year 2004.

The Committee regularly assesses the appropriateness of the size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that a decision is made to increase the size of the Board or a vacancy is expected, the Committee considers potential candidates for director. Candidates may come to the attention of the Committee through current members of the Board, professional search firms, stockholders or others. Candidates are evaluated by the Committee, typically based on a review of available information and interviews of selected candidates by members of the Committee. The Committee typically then engages in a series of internal discussions before making final recommendations to the Board of Directors.

In evaluating the suitability of individuals to recommend to the Board for nomination for election or appointment as directors, the Committee takes into account many factors, including (but not limited to) the independence requirements of the Nasdaq Stock Market and other governing and regulatory bodies; the individual’s understandings of finance and other disciplines relevant to the success of a publicly-traded company; the individual’s understanding of the Company’s businesses and technologies; and the individual’s professional experience. The Committee evaluates each prospective nominee in the context of the Board as a whole, with the objective of recommending directors who as a group can best promote the success of the Company, represent stockholder interests and fulfill the Board’s legal and fiduciary responsibilities through the exercise of sound judgment using its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the Board and its committees.

In recommending to the Board individuals to be nominated for election or appointment as a director, the Committee will consider individuals recommended by stockholders. A stockholder may recommend an individual for the Committee’s consideration by submitting that person’s name and qualifications (along with the contact information for that individual, the consent of the individual to be considered, the identity of the stockholder and the number and type of securities held by the stockholder) to the Company’s Secretary, A. W. Homan (at Varian, Inc., 3120 Hansen Way, Palo Alto, California 94304-1030). The Committee will evaluate individuals recommended by stockholders using the same factors and following the same process as used by the Committee in evaluating other individuals.

Stock Committee. The Stock Committee is comprised of directors Rogerson (Chairman) and Lauer. This Committee approves, establishes the terms of and administers nonqualified stock options granted under the Company’s Omnibus Stock Plan and administers the Company’s Employee Stock Purchase Plan, in each case with respect to eligible participants who are not officers of the Company. The Stock Committee held no meetings during fiscal year 2004, but took various actions by written consent.

Director Compensation

Each director (other than the Chairman of the Board) who is not a Company employee is paid an annual retainer fee of $30,000. Each non-employee director is also paid $2,000 for each Board meeting attended in person, $1,000 for each Board meeting attended by telephone and $1,000 for each committee meeting attended in person or by telephone (effective following the Annual Meeting, this committee meeting fee will be increased to $1,500). The director who chairs the Audit Committee of the Board is paid an additional annual retainer fee of $15,000. The directors who chair the Compensation Committee and the Nominating and Governance Committee of the Board are each paid an additional annual retainer fee of $5,000 (effective following the Annual Meeting, this additional annual retainer fee will be increased to $7,500).

Under the Company’s existing Omnibus Stock Plan, each director who is not a Company employee is granted upon initial appointment or election to the Board a nonqualified stock option to acquire 10,000 shares of the Company’s common stock, and is granted annually thereafter (for so long as he or she continues to serve as a non-employee director) a nonqualified stock option to acquire 5,000 shares of the Company’s common stock. All such stock options are granted with an exercise price equal to the fair market value of the Company’s common stock on the grant date, are vested and exercisable beginning on the grant date and have a ten-year term. Payment of the exercise price may be made by delivery of already-owned shares.

Under the Company’s Omnibus Stock Plan as it is proposed to be amended and restated under Proposal Two, each director who is not a Company employee would be granted annually (for so long as he or she continues to serve as a non-employee director) stock units with an initial value equal to $25,000, based on the fair market value of the Company’s common stock on the grant date. The stock units would vest upon termination of the director’s service on the Board, and would be then satisfied by issuance of shares of the Company’s common stock. The Board may adopt procedures permitting the issuance of such shares to be deferred by a director to a date following the termination of the director’s service.

Directors may elect to receive, in lieu of all or a portion of the retainer, chairman or meeting fees described above, shares of the Company’s common stock. Under the Company’s Omnibus Stock Plan as it is proposed to be amended and restated under Proposal Two, directors would also be permitted to receive, in lieu of all or a portion of the retainer, chairman or meeting fees described above, stock units based on the fair market value of the Company’s common stock on the date the fees would have been paid. The stock units would vest upon termination of the director’s service on the Board, and would be then satisfied by issuance of shares of the Company’s common stock. The Board may adopt procedures permitting the issuance of such shares to be deferred by a director to a date following the termination of the director’s service.

Each director is reimbursed for all reasonable out-of-pocket expenses that such director and his or her spouse incurs attending Board meetings and functions.

Mr. Lauer, Chairman of the Board, stepped down as Chief Executive Officer on December 31, 2003. He thereafter continued to be an employee of the Company until his retirement as an employee on June 30, 2004. From January 1, 2004 until June 30, 2004, Mr. Lauer received a base salary at an annual rate of $200,000 and continued to participate in benefit plans that were available generally to other employees, continued to participate in the Varian, Inc. Supplemental Retirement Plan, continued to be provided with a Company-leased automobile (for which he was reimbursed all gas and maintenance costs and provided insurance coverage), and was reimbursed for certain financial planning and tax services (up to an annual maximum of $15,000), all to the same extent as while he served as Chief Executive Officer. Effective July 1, 2004, following Mr. Lauer’s retirement as an employee, Mr. Lauer is paid an annual retainer fee of $120,000 (in lieu of any other annual cash retainer, committee chair retainer and meeting attendance fees) as the non-employee Chairman of the Board, no longer receives the benefits and perquisites that he received as an officer of the Company, and no longer participates in any Company benefit plan. Pursuant to the above-described provisions of the Omnibus Stock Plan, Mr. Lauer was granted a nonqualified stock option to acquire 10,000 shares of common stock on July 1, 2004, the date he became a non-employee director; he will receive annually thereafter (for so long as he continues to serve as a non-employee director) a nonqualified stock option to acquire 5,000 shares of the Company’s common stock.

Mr. Rogerson, because he is a Company employee, receives no compensation for his services as a director or as a member or chairman of the Stock Committee.

Director Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for directors. Under these guidelines, each non-employee director should own shares of Company stock or stock units with an aggregate market value equal to three times his or her annual cash retainer. Current directors have until February 2009 (five years from when these guidelines were first adopted) to reach this stock ownership position. New directors will have five years from their initial appointment or election as a director to reach this stock ownership position.

The Board of Directors recommends that you vote FOR
the election of Mr. Hewitt, Mr. Rogerson and Ms. Tallett as the Class III Directors.

PROPOSAL TWO — APPROVAL OF AMENDED AND RESTATED OMNIBUS STOCK PLAN

The Company’s stockholders are being asked to approve an amended and restated Omnibus Stock Plan (the “Plan”), which would increase by 5,000,000 the number of shares of common stock reserved for issuance under the Plan.

The Board of Directors is seeking additional shares for issuance under the Plan so that it can continue to use the Plan to attract, retain, motivate and reward key employees. The Company’s most valuable asset is its employees. Stock-related awards are vital to the Company’s ability to attract and retain highly-qualified employees in the competitive labor markets in which the Company must compete. Stock-related awards are also crucial to the Company’s ability to motivate employees to achieve the Company’s goals and to reward them for increasing stockholder value.

The Plan was first adopted effective as of the date of the Company’s spin-off from Varian Associates, Inc. (“VAI”) on April 2,1999. In approving that spin-off, VAI’s stockholders also approved the initial Plan and reserve for awards thereunder of 4,200,000 shares plus however many shares were necessary for stock options required to be granted by the Company to (a) VAI employees and directors who became employees or directors of the Company as part of the spin-off, (b) VAI employees whose employment with VAI terminated as part of the spin-off transaction, and (c) VAI directors who did not become directors of the Company, in each case to replace options previously granted by VAI to those employees and directors to acquire VAI shares (“Replacement Options”). Those Replacement Options were required to have the same economic value as the VAI-granted stock options they replaced. As a result, Replacement Options to acquire 4,512,020 shares of the Company’s stock were required to be granted as a result of the spin-off.

On February 7, 2002, the Company’s stockholders approved an amendment of the Plan increasing by 1,000,000 the number of shares authorized for issuance under the Plan, thus increasing the number of shares authorized for issuance to 5,200,000 plus however many shares were necessary for Replacement Options.

As of October 1, 2004, 3,640,034 shares were subject to outstanding nonqualified stock options. As of that date, only 794,843 shares were available for future stock options or other awards.

The Board of Directors believes that the number of shares available for issuance under the Plan is insufficient to serve the Plan’s purposes. It therefore strongly believes that the amendment is essential to the Company’s continued success and is in the best interests of the Company and its stockholders.

The Board of Directors considers the Compensation Committee’s stock option grant practices as appropriate, given the competitive labor markets in which the Company competes for highly-qualified employees and the importance of attracting, retaining, motivating and rewarding employees who contribute to the Company’s success and increase stockholder value.

In addition to increasing by 5,000,000 the number of shares available for grant, the Board of Directors amended the Plan in the following key respects, subject to stockholder approval:

•	Adding stock units as a form of award that can be made under the Plan;

•	Allowing the Compensation Committee to authorize participants to electively defer cash compensation into stock units;

•	Increasing the aggregate number of restricted stock, performance shares, performance units and stock units available for grant under the Plan from 100,000 to a total of 250,000 shares;

•	Eliminating consultants as eligible participants;

•	Modifying the definition of certain financial performance measures to conform to those in the Company’s Management Incentive Plan as approved by stockholders at their annual meeting in 2004;

•	Reducing the maximum number of options and stock appreciation rights that can be granted in any one year to any one employee;

•	Prohibiting certain option “re-pricings” and exchange programs without stockholder approval;

•	Providing for an automatic grant of stock units equal to $25,000 to be made annually to each non-employee director; and

•	Permitting non-employee directors to defer their cash compensation into stock units.

The Board of Directors adopted the Plan subject to approval of the Company’s stockholders. Approval of the Plan requires the affirmative vote of a majority of shares that are present in person or by proxy at the Annual Meeting. If stockholders approve the Plan, it will be implemented immediately. If the Plan is not approved, the Company will continue to use the prior version of the Plan.

The Company’s executive officers and directors have an interest in this proposal.

Description of the Plan

The following paragraphs provide a summary of the principal features of the Plan and its operation. The following summary is qualified in its entirety by reference to the Plan document. The Plan document is attached as Exhibit A to this Proxy Statement.

Purpose of the Plan

The Plan is intended to promote the long-term success of the Company and increase stockholder value by attracting, retaining, motivating and rewarding highly-qualified employees, as well as non-employee directors. The Plan also is intended to closely align the interests of Plan participants with the interests of stockholders.

Administration of the Plan

The Compensation Committee (the “Committee”) administers the Plan. Members of the Committee must qualify as non-employee directors under Rule 16b-3 of the Securities Exchange Act of 1934 and as outside directors under Section 162(m) of the Internal Revenue Code (so that the Company can receive a federal tax deduction for certain compensation paid under the Plan).

Subject to the terms of the Plan, the Committee has sole discretion to select the employees who will receive awards, determine the terms and conditions of awards (for example, the exercise price and vesting schedule), and interpret the provisions of the Plan. The Board of Directors has, however, delegated authority to the Stock Committee of the Board (currently comprised of directors Rogerson and Lauer) to grant options to non-officer employees, subject to the limitations that not more than 5,000 option shares be granted to any one person in any year and not more than 50,000 option shares be granted in the aggregate in any year.

If an award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares. Also, if the Company experiences a stock dividend, reorganization or other change in its capital structure, the Committee may adjust the number of shares available under the Plan, the formula for granting non-employee director options, the outstanding options and other awards, and the per person and plan limits on grants, as appropriate to reflect the stock dividend or other change. However, other than for these typical adjustments to reflect stock dividends and other corporate events, stockholder consent is required to re-price any outstanding stock options and to implement a program whereby previously-granted awards are surrendered or cancelled in exchange for awards (or cash) that have a lower exercise price or greater economic value.

Eligibility to Receive Awards

The Committee selects the employees who will be granted awards under the Plan. The actual number of individuals who will receive an award cannot be determined in advance because the Committee has discretion to select the participants.

Non-employee directors are not eligible to receive discretionary grants under the Plan. Instead, they are automatically granted a pre-determined number of nonqualified stock options and stock units each year that they serve on the Board.

Types of Awards

The Committee is allowed to grant six types of awards under the Plan: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) performance shares, (5) performance units, and (6) stock units. To date, the Committee has granted only nonqualified stock options and restricted stock under the existing Plan. The Committee currently intends to continue granting only nonqualified stock options and restricted stock, but believes that it must maintain flexibility to grant other types of equity compensation awards in order to compete successfully for talented employees and given the changing regulatory environment for equity compensation awards.

Stock Options. A stock option is the right to acquire shares of the Company’s common stock at a fixed exercise price for a fixed period of time. Under the Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). Assuming the Plan is approved by stockholders, no one individual may be granted stock options covering more than 500,000 shares in any one fiscal year (this is a reduction from the previous limit of 1,000,000 shares in any one fiscal year).

Under the terms of the Plan, the exercise price of each stock option is set by the Committee but cannot be less than 100% of the fair market value on the grant date of the Company’s stock. An exception is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires (in which case the exercise price preserves the economic value of the employee’s cancelled stock option from his or her former employer).

An option cannot be exercised until it becomes vested. The Committee establishes the vesting schedule at the time the option is granted. Vesting generally requires continued employment by the participant for a period of years. Stock options expire after a maximum of ten years (potentially 13 years if the participant dies).

The exercise price of each option must be paid in full at the time of exercise. Payment may be made in cash or, if the Committee permits, in shares of the Company’s common stock that are already owned by the participant or by any other means that provides legal consideration for the shares and is consistent with the Plan’s purpose.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) are awards that give the participant the right to receive an amount equal to (1) the number of shares exercised, multiplied by (2) the amount by which the Company’s stock price exceeds the exercise price. The exercise price cannot be less than 100% of the stock’s fair market value on the grant date. An SAR may be exercised only if it becomes vested based on the vesting schedule established by the Committee. SARs expire under the same rules that apply to options. No SARs have been granted under the Plan, and the Committee currently does not expect to grant any in the future. In any event, assuming the Plan is approved by stockholders, no one individual may be granted SARs covering more than 500,000 shares in any one fiscal year (this is a reduction from the previous limit of 1,000,000 shares in any one fiscal year).

Restricted Stock. Restricted stock awards are shares of common stock that vest based on a schedule established by the Committee. Assuming the Plan is approved by stockholders, no more than 250,000 shares of restricted stock (and/or performance shares, performance units and/or stock units) may be granted under the Plan (to any one person or in total to all recipients). Previously, this limit was 100,000 shares.

Performance Shares, Performance Units and Stock Units. Performance shares, performance units and stock units result in a payment to the participant in cash or shares if the performance goals or other vesting criteria established by the Committee are achieved or satisfied. No performance shares, performance units or stock units have been granted under the Plan, and the Committee does not currently expect to grant any to employees. In any event, no more than 250,000 shares of performance shares, performance units, stock units and/or restricted stock may be granted under the Plan (to any one person or in total to all recipients). Previously, this limit was 100,000 shares.

Non-Employee Director Stock Options and Stock Units. Under the Plan, non-employee directors will receive automatic and non-discretionary annual grants of nonqualified stock options and stock units. Non-employee directors are not eligible for any other awards under the Plan.

Each new non-employee director is granted a stock option for 10,000 shares on the date he or she first becomes a director. Thereafter, each non-employee director is also automatically granted an option for 5,000 shares on the first business day following each annual meeting of stockholders for so long as he or she continues to serve as a non-employee director. A non-employee director who serves as Chairman of the Board is granted a stock option for 50,000 shares on the date that he or she becomes Chairman. This grant is in lieu of any other automatic non-employee director option grants while he or she serves as Chairman.

All non-employee director options are fully vested and exercisable upon grant. These options generally expire no later than ten years after grant. However, an option may terminate even sooner if a director leaves the Board before the option’s normal expiration date. If the director leaves for a reason other than death, total disability, completion of Board term, resignation or retirement, he or she has three months following the date of termination to exercise the option. If the director leaves due to completion of the director’s Board term, retirement or total disability, he or she has three years to exercise the option. If a director resigns before completing his or her Board term, he or she has one month to exercise the option. However, the option may not be exercised later than the original expiration date. In the event of death, an option may be exercised for up to three years from the date of death, without regard to the original expiration date of the option.

If the Plan is approved by stockholders, each non-employee director will also be granted stock units with an initial value equal to $25,000 (based on the fair market value of the Company’s common stock on the grant date) on the first business day following each annual meeting of stockholders for so long as he or she continues to serve as a non-employee director. The stock units will vest upon termination of the director’s service on the Board of Directors, and will be then satisfied by issuance of shares of the Company’s common stock. The Board may adopt procedures permitting the issuance of such shares to be deferred by a director to a date following the termination of the director’s service.

Limited Transferability of Awards

Awards granted under the Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution.

Awards under the Plan

Except for the grants made automatically to non-employee directors, awards under the Plan are made at the discretion of the Committee. It is therefore not possible to determine the benefits that will be received by directors, executive officers and other employees if the Plan is approved by stockholders.

However, the table below sets forth the nonqualified stock options and restricted shares granted by the Committee to executive officers and employees under the existing Plan, and grants of nonqualified stock options that will be granted to non-employee directors under the automatic, non-discretionary provision of the existing Plan, in fiscal year 2005.

PLAN BENEFITS

Name and Position	Nonqualified Stock Options (1)		Restricted Shares (2)	Stock Units
Garry W. Rogerson President and Chief Executive Officer	64,000		10,500	0
G. Edward McClammy Senior Vice President, Chief Financial Officer and Treasurer	25,000		3,350	0
Martin O’Donoghue Vice President, Scientific Instruments	27,000		3,350	0
Sergio Piras Vice President, Vacuum Technologies	18,000		3,000	0
A. W. Homan Vice President, General Counsel and Secretary	25,000		3,350	0
Allen J. Lauer Chairman of the Board, Former Chief Executive Officer	10,000	(3)	Not eligible	Not determinable	(4)
Executive Officers as a Group	169,000		24,850	0
Non-Employee Directors as a Group	30,000	(5)	Not eligible	Not determinable	(4)
Non-Executive Officer Employees as a Group	210,000		0	0

(1)	Except in the case of the non-employee directors, these options were granted on November 11, 2004 with an exercise price equal to the closing market price of the Company’s stock on the grant date (which was $36.18), will become exercisable (assuming continued employment) over three years at the rate of approximately one-third each year and expire seven years from the grant date.

(2)	Restricted shares will remain restricted for three years from the grant date, which was November 11, 2004, and will vest only if the executive officer is still actively employed by the Company on the vesting date. Based on the $38.51 per share closing price of the Company’s common stock on December 3, 2004, these restricted shares had the following fair market values on that date: Mr. Rogerson, $404,355; Mr. McClammy, $129,009; Mr. O’Donoghue, $129,009; Mr. Piras, $115,530; Mr. Homan, $129,009; and all executive officers as a group, $956,974.

(3)	Pursuant to the Plan’s current automatic, non-discretionary grant provision, Mr. Lauer was granted this option on July 1, 2004, when he became a non-employee director.

(4)	Under the terms of the Plan (if approved by stockholders), each non-employee director will receive an automatic, non-discretionary grant of a stock units with an initial value equal to $25,000 (based on the fair market value of the Company’s common stock on the grant date), which grant will be made the first business day following the Annual Meeting. Therefore, the number of shares of stock units cannot be determined prior to the grant date.

(5)	Pursuant to the Plan’s current automatic, non-discretionary provision, each non-employee director was granted an option for 5,000 shares on February 5, 2004. Under the terms of the Plan, each non-employee director will receive the same automatic, non-discretionary grant of an option to acquire 5,000 shares of the Company’s common stock on the first business day following the Annual Meeting.

Federal Tax Aspects

The following is a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options and Stock Appreciation Rights. No taxable income is reportable when a non-qualified stock option or a stock appreciation right is granted. Upon exercise, the recipient will have ordinary income equal to the fair market value of the shares on the exercise date minus the exercise price. Any additional gain or loss upon the disposition of the stock will be capital gain or loss.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the recipient exercises the option and then sells the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the recipient exercises the option and sells the shares before the end of the two- or one-year holding periods, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Restricted Stock, Performance Units, Performance Shares and Stock Units. A recipient of restricted stock, performance units or performance shares will not have taxable income upon grant, except that in the case of restricted stock only he or she may elect to be taxed at the time of grant. Instead, he or she will have ordinary income at the time of vesting or payment equal to the fair market value on the vesting date of the shares (or cash) received minus any amount paid for the shares.

Tax Effect for the Company. The Company generally will receive a tax deduction for any ordinary income recognized by a participant from an award under the Plan (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Chief Executive Officer and to each of the four other most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to each of these executives may not be deductible to the extent that it exceeds $1,000,000. However, the Company is able to preserve the deductibility of compensation over $1,000,000 if the conditions set forth in Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of awards that any individual may receive and, for awards other than options, establishing performance criteria that must be met before the award will vest or be paid. The Plan has been designed to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

In granting an award, the Committee may provide that the award will be earned, or will vest, only upon the achievement of objectives for one or more of: earnings before interest and taxes (EBIT); earnings before interest, taxes and acquisition-related intangible amortization (EBITA); earnings before interest, taxes, depreciation and amortization (EBITDA); earnings per share; net income; operating cash flow; return on assets; return on equity; return on sales; revenue; and stockholder return. Each of these performance measures is defined in the Plan. These are the same performance measures that the Committee may use under the Company’s Management Incentive Plan, as approved by stockholders at their annual meeting in February 2004.

Amendment and Termination of the Plan

The Board of Directors may amend or terminate the Plan at any time and for any reason.

Summary

The Board of Directors believes strongly that approval of the amended and restated Plan is essential for the Company to compete for highly-qualified employees in the competitive labor markets in which it operates. Stock-related awards constitute an important incentive for key employees and help attract, retain, motivate and reward people whose skills and performance are critical to the Company’s success.

Required Approval

In the event that stockholder approval of the Plan is not obtained, awards previously granted by the Company will remain valid and outstanding, and the Company will continue to use the prior version of the Plan.

The Board of Directors recommends that you vote FOR approval of the amended and restated Varian, Inc. Omnibus Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of October 1, 2004 about the shares of the Company’s common stock that may be issued upon the exercise of options, warrants and rights under the Company’s equity compensation plans, which are the Omnibus Stock Plan (the “OSP”) and the Employee Stock Purchase Plan (the “ESPP”).

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders:

Omnibus Stock Plan (1)	3,640,034		$25.54	794,843	(2)
Employee Stock Purchase Plan	0	(3)	—	597,136

Equity Compensation Plans Not Approved by Stockholders	N/A		N/A	N/A

Total	3,640,034		$25.54	1,391,979

(1)	Does not include the additional 5,000,000 shares that would be available for future issuance under the amended and restated OSP that is being proposed and will be voted on at the Annual Meeting under Proposal Two.

(2)	Represents shares available for issuance pursuant to stock options, stock appreciation rights or restricted stock performance share or performance unit awards under the OSP. As of October 1, 2004, only 100,000 shares in the aggregate could have been issued pursuant to restricted stock, performance share or performance unit awards over the life of the OSP.

(3)	Does not include 31,244 shares issued to participants in the ESPP on October 4, 2004 under the terms of the ESPP. These shares are not reflected in the table because the amount of shares to be purchased on October 4, 2004 was not determinable as of October 1, 2004.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Provided below is certain information as of December 3, 2004 regarding beneficial ownership of the Company’s common stock by (a) each person who, to the Company’s knowledge, beneficially owned more than five percent of the outstanding shares of the Company’s common stock as of that date, (b) each of the executive officers named in the Summary Compensation Table on page 20, (c) each of the Company’s directors and director nominees, and (d) all executive officers, directors and director nominees as a group.

Name and Address (if applicable) of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Outstanding Shares(2)
Franklin Resources, Inc. One Franklin Parkway, Building 920, San Mateo, CA 94403	4,071,119	(3)	11.62%
Barclays Global Investors, N.A. 45 Fremont Street, 17th Floor, San Francisco, CA 94105	2,631,424	(4)	7.51%
The TCW Group, Inc. 865 South Figueroa Street, Suite 1800, Los Angeles, CA 90017	2,149,566	(5)	6.13%
Garry W. Rogerson President and Chief Executive Officer, Director and Nominee	258,572	(6)	—
G. Edward McClammy Senior Vice President, Chief Financial Officer and Treasurer	229,258	(7)	—
Martin O’Donoghue Vice President, Scientific Instruments	47,197	(8)	—
Sergio Piras Vice President, Vacuum Technologies	126,000	(9)	—
A. W. Homan Vice President, General Counsel and Secretary	210,029	(10)	—
Allen J. Lauer Chairman of the Board, Former Chief Executive Officer	888,690	(11)	2.48%
Richard U. De Schutter Director	26,500	(12)	—
Conrad W. Hewitt Director and Nominee	16,000	(13)	—
John G. McDonald Director	44,476	(14)	—
Wayne R. Moon Director	46,452	(15)	—
Elizabeth E. Tallett Director and Nominee	44,314	(16)	—
All Executive Officers, Directors and Director Nominees as a Group (13 persons)	2,064,430	(17)	5.59%

(1)	For purposes of this table, a person or group of persons is deemed to have beneficial ownership of shares of the Company’s common stock which such person or group has the right to acquire on or within 60 days after December 3, 2004. Unless otherwise indicated, to the Company’s knowledge the person named has sole voting and investment power, or shares investment and/or voting power with such person’s spouse, with respect to all shares beneficially owned by that person.

(2)	The percentage of outstanding shares is based on the 35,050,025 shares outstanding on December 3, 2004. However, for purposes of computing the percentage of outstanding shares of common stock beneficially owned by each person or group of persons, any shares which such person or group of persons has a right to acquire on or within 60 days of December 3, 2004 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage of beneficial ownership of any other person. The percentage of outstanding shares of the Company’s common stock is only reported to the extent it exceeds one percent of the shares of the Company’s common stock outstanding on December 3, 2004.

(3)	As of September 30, 2004, based on a Schedule 13F Holdings Report filed with the Securities and Exchange Commission on November 26, 2004 reporting defined investment discretion and sole voting authority as to all of such shares.

(4)	As of September 30, 2004, based on a Schedule 13F Holdings Report filed with the Securities and Exchange Commission on November 12, 2004 reporting defined investment discretion as to all of such shares, sole voting authority as to 2,496,876 of such shares, and no voting authority as to 134,548 of such shares.

(5)	As of September 30, 2004, based on a Schedule 13F Holdings Report filed with the Securities and Exchange Commission on November 12, 2004 reporting defined investment discretion as to all of such shares, sole voting authority as to 1,464,066 of such shares, and no voting authority as to 139,500 of such shares.

(6)	Includes (a) 10,500 shares of restricted stock granted under the Omnibus Stock Plan, and (b) 243,768 shares which may be acquired on or within 60 days of December 3, 2004 by exercise of stock options granted under the Omnibus Stock Plan.

(7)	Includes (a) 3,350 shares of restricted stock granted under the Omnibus Stock Plan, (b) 222,022 shares which may be acquired on or within 60 days of December 3, 2004 by exercise of stock options granted under the Omnibus Stock Plan, and (c) 2,000 shares held in a trust of which Mr. McClammy is co-trustee with his wife.

(8)	Includes (a) 3,350 shares of restricted stock granted under the Omnibus Stock Plan, and (b) 43,668 shares which may be acquired on or within 60 days of December 3, 2004 by exercise of stock options granted under the Omnibus Stock Plan.

(9)	Includes (a) 3,000 shares of restricted stock granted under the Omnibus Stock Plan, and (b) 103,000 shares which may be acquired on or within 60 days of December 3, 2004 by exercise of stock options granted under the Omnibus Stock Plan.

(10)	Includes (a) 3,350 shares of restricted stock granted under the Omnibus Stock Plan, and (b) 206,334 shares which may be acquired on or within 60 days of December 3, 2004 by exercise of a stock option granted under the Omnibus Stock Plan.

(11)	Includes (a) 792,000 shares which may be acquired on or within 60 days of December 3, 2004 by exercise of stock options granted under the Omnibus Stock Plan, and (b) 96,690 shares held in a trust of which Mr. Lauer is co-trustee with his wife.

(12)	Includes 25,000 shares which may be acquired on or within 60 days of December 3, 2004 by exercise of stock options granted under the Omnibus Stock Plan.

(13)	Includes (a) 15,000 shares which may be acquired on or within 60 days of December 3, 2004 by exercise of stock options granted under the Omnibus Stock Plan, and (b) 1,000 shares held in a trust of which Mr. Hewitt is the sole trustee.

(14)	Includes (a) 40,476 shares which may be acquired on or within 60 days of December 3, 2004 by exercise of stock options granted under the Omnibus Stock Plan, and (b) 2,000 shares held in a trust of which Mr. McDonald is co-trustee with his wife.

(15)	Includes (a) 44,583 shares which may be acquired on or within 60 days of December 3, 2004 by exercise of stock options granted under the Omnibus Stock Plan, and (b) 1,869 shares held in a trust of which Mr. Moon is the sole trustee.

(16)	Includes 43,214 shares which may be acquired on or within 60 days of December 3, 2004 by exercise of stock options granted under the Omnibus Stock Plan.

(17)	Includes (a) 24,850 shares of restricted stock granted under the Omnibus Stock Plan, (b) 1,895,665 shares which may be acquired on or within 60 days of December 3, 2004 by exercise of stock options granted under the Omnibus Stock Plan, and (c) 100,690 shares as to which investment and/or voting power is shared (see certain of the foregoing footnotes).

EXECUTIVE COMPENSATION INFORMATION

Provided below is certain information on compensation paid by the Company to its current and former chief executive officers and four other most highly compensated executive officers and compensatory arrangements with those executive officers.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Securities Underlying Options/SARs (#)(2)	All Other Compensation ($)(3)
Garry W. Rogerson	2004	412,500	400,140	10,265	100,000	38,483
President and	2003	301,154	105,060	12,115	50,000	31,074
Chief Executive Officer	2002	255,385	185,705	11,209	33,000	29,610

G. Edward McClammy	2004	296,525	221,337	10,641	30,000	33,075
Senior Vice President,	2003	292,885	87,000	11,168	30,000	36,333
Chief Financial Officer and	2002	275,386	272,370	10,725	33,000	32,317
Treasurer

Martin O’Donoghue	2004	227,750	177,861	8,246	53,000	16,911
Vice President,	2003	198,373	60,715	8,686	20,000	12,658
Scientific Instruments	2002	163,020	76,233	0	9,000	11,902

Sergio Piras(4)	2004	271,120	408,051	2,668	21,000	48,504
Vice President,	2003	231,725	93,100	538	21,000	48,596
Vacuum Technologies	2002	188,995	160,847	2,028	24,000	38,146

A. W. Homan	2004	228,660	171,082	12,707	28,000	21,958
Vice President, General	2003	222,571	66,600	12,238	21,000	29,657
Counsel and Secretary	2002	210,982	209,141	10,989	24,000	20,004

Allen J. Lauer	2004	253,712	0	12,241	10,000	78,974
Chairman of the Board,	2003	627,289	248,400	12,888	100,000	110,730
Former Chief Executive	2002	600,000	778,400	17,252	155,000	91,308
Officer(5)

(1)	For Messrs. Rogerson, McClammy, O’Donoghue, Homan and Lauer, consists of amounts reimbursed for the payment of taxes on income imputed for certain perquisites. For Mr. Piras, consists of supplemental per diem compensation for business travel.

(2)	Consists of shares of the Company’s common stock that may be acquired by exercise of nonqualified stock options granted under the Company’s Omnibus Stock Plan. The fiscal year 2004 grant to Mr. Lauer was made on the date he became a non-employee director, pursuant to an automatic, non-discretionary grant provision in that Plan.

(3)	Consists of (a) Company contributions or credits in fiscal years 2004, 2003 and 2002, respectively, to retirement plan and supplemental retirement plan accounts (Mr. Rogerson, $35,906, $28,594, and $27,464; Mr. McClammy, $30,039, $34,726 and $30,770; Mr. O’Donoghue, $16,093, $11,009 and $10,522; Mr. Piras, $12,306, $6,705 and $4,936; Mr. Homan, $20,981, $29,647 and $19,987; and

Mr. Lauer, $78,055, $106,561 and $87,147); (b) Company-paid premiums in fiscal years 2004, 2003 and 2002, respectively, for group term life insurance (Mr. Rogerson, $2,577, $2,480 and $2,146; Mr. McClammy, $3,036, $1,607 and $1,547; Mr. O’Donoghue, $818, $1,649 and $1,380; Mr. Piras, $1,486, $2,177 and $936; Mr. Homan, $977, $10 and $17; and Mr. Lauer, $919, $4,169 and $4,161); and (c) in the case of Mr. Piras, Company paid premiums in fiscal years 2004, 2003 and 2002, respectively, for supplemental medical and disability insurance ($13,499, $9,206 and $7,355), and amounts accrued by the Company in fiscal years 2004, 2003 and 2002, respectively, for a severance payment that Italian law will require be paid to Mr. Piras upon termination of his employment ($21,213, $30,508 and $24,919).

(4)	Mr. Piras is employed by Varian S.p.A., a wholly-owned subsidiary of the Company, at its facility in Torino, Italy. All cash amounts reported for Mr. Piras are converted to U.S. dollars from Euros, using an exchange rate near the time of payment or accrual, as the case may be.

(5)	Mr. Lauer served as Chief Executive Officer until December 31, 2003, and thereafter continued as an employee Chairman of the Board until June 30, 2004, when he retired as an employee. The amounts reported include compensation paid for his services as Chief Executive Officer and as an employee Chairman of the Board, but not amounts paid to him as the non-employee Chairman of the Board following June 30, 2004 (which amounts are described on page 7).

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted to Employees	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	(#)(1)	in Fiscal Year	($/Sh)	Date	5%($)	10%($)
Garry W. Rogerson	100,000	17.64%	$38.14	11/10/13	$2,398,604	$6,078,534
G. Edward McClammy	30,000	5.29%	38.14	11/10/13	719,581	1,823,560
Martin O’Donoghue	28,000	4.94%	38.14	11/10/13	671,609	1,701,989
	25,000	4.41%	41.88	5/10/14	658,453	1,668,648
Sergio Piras	21,000	3.70%	38.14	11/10/13	503,707	1,276,492
A. W. Homan	28,000	4.94%	38.14	11/10/13	671,609	1,701,989
Allen J. Lauer	10,000	1.76%	41.13	7/1/14	258,664	655,506

(1)	Consists of nonqualified stock options to acquire the Company’s common stock, which stock options were granted under the Omnibus Stock Plan with an exercise price equal to the closing market price of the Company’s stock on the grant date, become exercisable over three years at the rate of approximately one-third each year (except in the case of Mr. Lauer, whose option vested on the grant date pursuant to an automatic, non-discretionary provision in the Plan) and expire ten years from the grant date. Payment of taxes due upon exercise and, at the Committee’s discretion, payment of the exercise price may be made by delivery of already-owned shares. Mr. Lauer’s stock option was granted to him on the date he became a non-employee director pursuant to an automatic, non-discretionary grant provision in the Plan.

(2)	For the stock options that expire on November 10, 2013, the 5% and 10% assumed annual rates of stock price appreciation would result from per share prices of $62.13 and $98.93, respectively. For the stock option that expires on May 10, 2014, the 5% and 10% assumed annual rates of stock price appreciation would result from per share prices of $68.22 and $108.63, respectively. For the stock option that expires on July 1, 2014, the 5% and 10% assumed annual rates of stock price appreciation would result from per share prices of $67.00 and $106.68, respectively. These assumed rates are not intended to represent a forecast of possible future appreciation of the Company’s stock.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)(1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Garry W. Rogerson	0	0	182,767	144,333	3,380,464	353,621
G. Edward McClammy	32,978	1,034,072	195,022	61,000	3,603,310	266,390
Martin O’Donoghue	3,666	121,019	24,668	69,332	225,890	147,372
Sergio Piras	88,200	2,474,329	81,000	43,000	1,077,995	190,190
A. W. Homan	15,000	297,364	182,000	50,000	4,009,083	190,260
Allen J. Lauer	531,450	15,074,778	903,998	0	14,956,305	0

(1)	Based on the $38.15 per share closing price of the Company’s common stock on October 1, 2004.

OTHER COMPENSATORY ARRANGEMENTS

Retirement Arrangements

Mr. Lauer, Chairman of the Board, stepped down as Chief Executive Officer on December 31, 2003. He thereafter continued to be an employee of the Company until his retirement as an employee on June 30, 2004. From January 1, 2004 until June 30, 2004, Mr. Lauer was paid a base salary at an annual rate of $200,000 and continued to participate in benefit plans that were available generally to other employees, continued to participate in the Varian, Inc. Supplemental Retirement Plan, was provided with a Company-leased automobile (for which he was reimbursed all gas and maintenance costs and provided insurance coverage), and was reimbursed for certain financial planning and tax services (up to an annual maximum of $15,000), all to the same extent as while he served as Chief Executive Officer. Effective July 1, 2004, following Mr. Lauer’s retirement as an employee, Mr. Lauer receives an annual retainer fee of $120,000 (in lieu of any other annual cash retainer, committee chair retainer and meeting attendance fees) as the non-employee Chairman of the Board, no longer receives the benefits and perquisites that he received as an officer of the Company, and no longer participates in any Company benefit plan.

Under Italian law, Mr. Piras is entitled to a severance payment at the time his employment terminates for any reason, including resignation or retirement. The Company is required to regularly accrue for this severance payment an amount equal to Mr. Piras’ annual base salary and annual cash bonus divided by 13.5. At the end of fiscal year 2004, approximately the balance of the amount accrued for purposes of this severance benefit for Mr. Piras was approximately $127,690.

Change in Control Agreements

The Board of Directors has approved Change in Control Agreements (the “Agreements”) between the Company and the five current executive officers (i.e., excluding Mr. Lauer(1)) named in the Summary Compensation Table on page 20 which provide for the payment of specified compensation and benefits upon certain terminations of their employment following a change in control of the Company. A change

(1)	The Change in Control Agreement with Mr. Lauer (which contained the same terms as described above for Mr. Rogerson) terminated pursuant to its terms when Mr. Lauer stepped down as Chief Executive Officer on December 31, 2003.

in control of the Company is defined in each Agreement to occur if (a) any individual or group becomes the beneficial owner of 30% or more of the combined voting power of the Company’s outstanding securities, (b) “continuing directors” (defined as the directors of the Company as of the date of the Agreement and any successor to any such directors who was nominated by a majority of the directors in office at the time of his nomination or selection and who is not associated in any way with an individual or group who is a beneficial owner of more than 10% of the combined voting power of the Company’s outstanding securities) cease to constitute at least a majority of the Board of Directors, (c) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company in which the Company’s stockholders do not own more than 50% of the combined voting power of the Company or other corporation resulting from such transaction, or (d) all or substantially all of the Company’s assets are sold, liquidated or distributed. In their respective Agreements, the named executive officers agreed to not voluntarily leave the Company’s employ during a tender or exchange offer, proxy solicitation in opposition to the Board of Directors or other effort by any party to effect a change in control of the Company. This is intended to assure that management will continue to act in the best interests of the Company’s stockholders rather than be affected by personal uncertainties during any attempt to effect a change in control of the Company, and to enhance the Company’s ability to attract and retain executives.

Each Agreement provides that if within 18 months after a change in control the Company terminates the executive’s employment other than by reason of his death, disability, retirement or for cause, or the executive officer terminates his employment for “good reason,” the executive will receive a lump sum severance payment equal to 2.99 (in the case of Mr. Rogerson) or 2.5 (in the case of Messrs. McClammy, O’Donoghue, Piras and Homan) times the executive’s annual base salary and highest annual and multi-year bonuses paid to him in any of the three years ending prior to the date of termination. “Good reason” is defined in each Agreement as any of the following that occurs after a change in control of the Company: certain reductions in compensation; certain material changes in employee benefits and perquisites; a change in the site of employment; the Company’s failure to obtain the written assumption by its successor of the obligations set forth in the Agreement; attempted termination of employment on grounds insufficient to constitute a basis of termination for cause under the terms of the Agreement; or the Company’s failure to promptly make any payment required under the terms of the Agreement in the event of a dispute relating to employment termination. In the case of Mr. Rogerson, “good reason” is defined also to exist if he is not appointed as chief executive officer of the combined or acquiring entity. In the cases of Messrs. McClammy and Homan, “good reason” is defined also to exist if they are not given “an equivalent position” as defined in their Agreements. In the case of Messrs. O’Donoghue and Piras, “good reason” is defined also to exist if there is a material change in duties and a material reduction in authority and responsibility.

Each Agreement provides that upon termination or resignation occurring under the circumstances described above, the executive officer will receive a continuation of all insurance and other benefits on the same terms as if he remained an employee (or equivalent benefits will be provided) until the earlier to occur of (a) commencement of substantially equivalent full-time employment with a new employer or (b) 24 months after the date of termination of employment with the Company. Each Agreement also provides that all stock options granted by the Company become exercisable in full according to their terms, and that stock subject to vesting restrictions be released from all such restrictions. Each Agreement further provides that in the event that any payments and benefits received by the executive officer from the Company subject that person to an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, the executive officer will be entitled to receive an additional payment so as to place the executive officer in the same after-tax economic position as if such excise tax had not been imposed.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION(1)

Philosophy and Overview

The Compensation Committee of the Board of Directors is responsible for determining the compensation to be paid and the benefits to be provided to the Company’s executive officers.

The Committee’s general philosophy is that executive officer compensation should promote stockholder returns by linking compensation with an appropriate balance of near- and long-term objectives and strategies; be competitive within the Company’s industry and community; and attract, retain, motivate and reward individuals with the experience and skills necessary to promote the Company’s success.

To achieve these objectives, the Committee maintained an executive compensation program in fiscal year 2004 that consisted of three basic elements: base salary; near-term incentives in the form of annual cash bonuses; and long-term incentives in the form of nonqualified stock options. The Committee retained an executive compensation consultant who conducted a comprehensive executive compensation review. The consultant reviewed the Company’s historical compensation programs; existing compensation arrangements and programs; business strategies, and certain management succession plans. The consultant also developed criteria for selecting an appropriate group of “peer” companies for competitive comparisons, identified eleven peer companies for those comparisons (which companies might or might not be included in the indexes set forth in the performance graph that follows this report), compared the Company’s near-term and long-term performance relative to those peer companies according to various financial measures, and developed and analyzed peer company compensation comparisons as well as broader-based market compensation surveys. The consultant then assessed the effectiveness of the existing compensation programs in supporting the Company’s business strategies and the strength of the Company’s pay-for-performance compensation philosophy.

Base Salaries

Annual base salaries are designed primarily to attract and retain executives, and are intended to contribute less to total compensation than incentive-based compensation. After the Committee considered competitive market data, the advice of the Committee’s compensation consultant and each executive’s performance, the Committee determined for fiscal year 2004 to increase the base salaries of the Company’s executive officers between 2% and 6% (except in the cases of Garry W. Rogerson and Martin O’Donoghue, whose salary increases were higher due to their promotions to Chief Executive Officer and Vice President, Scientific Instruments, respectively).

Cash Bonuses

Cash bonuses are intended to motivate executive officers to achieve pre-determined near-term financial objectives consistent with the Company’s overall business strategies. For fiscal year 2004, the Committee determined that executive officer cash bonuses under the Company’s stockholder-approved

(1)	The information provided in this Report of the Compensation Committee of the Board of Directors on Executive Compensation, under the heading Company Stock Price Performance on page 28 and under the heading Report of the Audit Committee of the Board of Directors on page 29 are not deemed to be “soliciting material” or “filed” or incorporated by reference in any filing by the Company with the Securities and Exchange Commission, except to the extent the Company specifically incorporates that information by reference.

Management Incentive Plan (the “MIP”) should be based on Company and/or business segment performance during the fiscal year against pre-determined objectives for earnings before interest and taxes (“EBIT”), return on sales (“ROS”) and operating cash flow (“Cash Flow”), the targets for which were determined by the Committee after consideration of historical and budgeted EBIT, ROS and Cash Flow. In the case of three executive officers with business segment responsibilities, the Committee also established certain individual objectives, related to certain business strategies, for fiscal year 2004 which could have resulted in awards otherwise earned based on EBIT, ROS and Cash Flow to be increased by up to 10% (subject to the maximum award permitted under the Plan) or reduced by up to 10%, in the sole discretion of the Committee.

Under the MIP payout formula for fiscal year 2004, the bonus to the CEO could have ranged from zero to 180% of his annual base salary, depending on the EBIT, ROS and Cash Flow achieved. In the case of other executive officers, bonuses could have ranged from zero to 165% of annual base salary, depending on the EBIT, ROS and Cash Flow achieved, the pre-determined participation level for that executive officer and, in the case of three executive officers, individual performance against pre-determined objectives. The participation level for each executive officer (including the CEO) was determined by the Committee after consideration of the executive officer’s relative position and responsibilities, base salary and potential minimum, target and maximum award, targeted total cash compensation and the competitive market data provided by from the Committee’s compensation consultant (although the Committee did not place any particular weight on any particular data).

Stock Options

Stock options are intended to provide longer-term incentives for executive officers to promote stockholder value. Nonqualified stock options granted to executive officers under the Company’s stockholder-approved Omnibus Stock Plan have an exercise price equal to the market price of the Company’s stock on the grant date, generally vest in equal installments over three years assuming continued employment and expire at the end of ten years. Stock options therefore compensate executive officers only if the Company’s stock price increases after the date of grant and the executive officer remains employed for the periods required for the stock option to become exercisable.

The Committee is sensitive to the dilutive impact of stock options. However, the Committee believes that stock options, appropriately used, provide an effective means of linking executive compensation to stockholder returns and retaining and rewarding executives who increase stockholder value. In fiscal year 2004, after consideration of shares available for grant under the Omnibus Stock Plan, various stock dilution analyses, share usage and equity compensation practices of other companies as reflected in the competitive market data collected and analyzed by the Committee’s compensation consultant, and executive officers’ carried-interest ownership in the Company’s stock (including stock options) relative to that competitive data, the Committee determined to grant stock options to executive officers equal to approximately 0.80% of total shares then outstanding. The Committee believes that this reflects an appropriate balance between stockholders’ interest in dilution and stockholders’ interest in retaining and rewarding executive officers who increase stockholder value.

Individual executive officer grants in fiscal year 2004 were determined by the Committee after determination of the total number of stock option shares to use for executive compensation purposes, consideration of each executive officer’s relative position, responsibilities and performance, total direct compensation using a Black-Scholes stock option value, and competitive market data collected and analyzed by the Committee’s compensation consultant (although the Committee did not place any particular weight on any particular data).

Other Compensation

In order to attract and retain talented executive officers, the Committee has also approved arrangements providing executive officers with certain perquisites, such as use of a Company-leased automobile (for which they are reimbursed all gas and maintenance costs and provided insurance coverage), reimbursement for taxes on income imputed for their personal use of that automobile, reimbursement for tax planning and return preparation and financial counseling services (up to an annual maximum of $15,000 for the Chief Executive Officer and $6,500 for other executive officers), and reimbursement for an annual medical examination (up to an annual maximum of $1,000). In addition, in order to compensate for retirement contributions that could not be made to executive officers’ qualified retirement plan accounts due to Internal Revenue Code limitations, executive officers receive Company retirement contributions and may defer cash compensation to unfunded Supplemental Retirement Plan accounts, which contributions and deferred compensation accrue interest (currently at a rate equal to 120% of the long-term applicable federal rate (AFR), compounded quarterly).

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally provides that publicly-held corporations may not deduct in any taxable year certain compensation in excess of $1,000,000 paid to the chief executive officer and the next four most highly compensated executive officers. The Company’s Omnibus Stock Plan and Management Incentive Plan are stockholder-approved and structured in order for awards under those Plans to be eligible for continued tax deductibility. However, the Committee considers one of its primary responsibilities to be structuring a compensation program that will attract, retain, motivate and reward executives with the experience, skills and proven ability to maximize stockholder returns. Accordingly, the Committee believes that the Company’s interests are best served in some circumstances by providing compensation (such as salary and perquisites), granting discretionary cash bonuses (which the Committee did in the case of one executive officer) or establishing subjective individual performance objectives that might result in such compensation being subject to the tax deductibility limitation of Section 162(m). The Company did not pay any compensation for fiscal year 2004 that will not be deductible due to Section 162(m).

CEO Compensation

Garry Rogerson

The Committee followed the same philosophy and programs described above in determining fiscal year 2004 compensation for Mr. Rogerson, who was appointed the Company’s Chief Executive Officer effective January 1, 2004.

After considering the same factors described above for the other executive officers, the Committee determined to set Mr. Rogerson’s annual base salary, in connection with his appointment as Chief Executive Officer, at $450,000.

Mr. Rogerson participated in the MIP as described above for fiscal year 2004. Mr. Rogerson’s targeted cash bonus for that period was determined by the Committee after consideration of the same factors described above for the other executive officers. Fiscal year 2004 EBIT, ROS and Cash Flow relative to the pre-determined targets and payout formula resulted in Mr. Rogerson earning a cash bonus of $400,140 based on achievement relative to those targets of 98.8%.

The Committee also approved granting to Mr. Rogerson a 100,000-share nonqualified stock option in fiscal year 2004. That option was granted with an exercise price equal to the closing market price of the Company’s stock on the grant date, vests in equal installment over three years and has a term of ten years.

Allen J. Lauer

Mr. Lauer served as Chief Executive Officer until December 31, 2003, i.e., for only a portion of fiscal year 2004. During that time, his base salary remained unchanged from what the Committee approved in 2003. Mr. Lauer was not paid any bonus or incentive compensation for the period during fiscal year 2004 that he served as CEO.

The Board of Directors determined that the transition of CEO responsibilities from Mr. Lauer to Mr. Rogerson would benefit from Mr. Lauer’s assistance for a six-month period following Mr. Rogerson’s appointment (which was effective January 1, 2004). The Board of Directors therefore approved paying to Mr. Lauer a base salary at an annual rate of $200,000 and approved his continued participation in benefit plans that were available generally to other employees, participation in the Varian, Inc. Supplemental Retirement Plan, use of a Company-leased automobile (for which he was reimbursed all gas and maintenance costs and provided insurance coverage), and reimbursement for certain financial planning and tax services (up to an annual maximum of $15,000), all to the same extent as while he served as CEO. All of these arrangements terminated effective June 30, 2004, when Mr. Lauer retired an employee. His compensation thereafter related solely to his position and services as the non-employee Chairman of the Board.

Stock Ownership Guidelines

To further align management and stockholder interests, the Committee adopted stock ownership guidelines during fiscal year 2004 for the CEO and certain other executive officers. Under these guidelines, the CEO is expected to own shares of Company stock with an aggregate market value equal to three times his annual base salary; the other executive officers are expected to own shares with an aggregate market value equal to the officer’s annual base salary. These executive officers have until February 2009 (five years from when these guidelines were first adopted) to meet these stock ownership positions.

Elizabeth E. Tallett (Chairman)
Richard U. De Schutter
Conrad W. Hewitt
John G. McDonald
Wayne R. Moon

COMPANY STOCK PRICE PERFORMANCE

The following graph compares the cumulative total return of the Company’s common stock with the Dow Jones Technology Sector Index and the Standard & Poor’s MidCap 400 Index. The comparison covers the period from the beginning of the Company’s fiscal year 2000 on October 1, 1999 through the end of the Company’s fiscal year 2004 on October 1, 2004. The graph assumes that the value of the investment in the Company’s common stock and in each index on October 1, 1999 was $100, and assumes reinvestment of dividends (although the Company has paid no dividends). The comparisons in this graph are not intended to represent a forecast of possible future performance of the Company’s common stock or stockholder returns.

COMPARISON OF CUMULATIVE TOTAL RETURN BETWEEN THE COMPANY,
THE DOW JONES TECHNOLOGY SECTOR INDEX, AND
THE STANDARD & POOR’S MIDCAP 400 INDEX

	October 1, 1999;	September 29, 2000	September 28, 2001	September 27, 2002	October 3, 2003	October 1, 2004
Varian, Inc.	$100.00	$245.20	$145.08	$166.55	$192.17	$217.22
Dow Jones Technology Sector Index	100.00	135.09	46.02	31.52	51.63	51.90
Standard & Poor’s MidCap 400 Index	100.00	143.21	116.00	110.55	140.19	164.80

Source: Research Data Group, Inc.

AUDIT COMMITTEE

AUDIT COMMITTEE CHARTER

Attached as Exhibit B to this Proxy Statement is the current Charter of the Audit Committee of the Board of Directors.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The primary purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements, as further detailed in the Committee’s Charter attached as Exhibit B to this Proxy Statement.

The Company’s management is responsible for the integrity of the Company’s financial statements, as well as its accounting and financial reporting process and internal controls for compliance with applicable accounting standards, laws and regulations. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and expressing an opinion in its report on those financial statements.

The Audit Committee is responsible for monitoring and reviewing these processes, as well as the independence and performance of the Company’s independent registered public accounting firm. The Audit Committee does not conduct auditing or accounting reviews or procedures. The Audit Committee has relied in undertaking its monitoring and review responsibilities, without independent verification, on management’s representation that the financial statements have been prepared with integrity and in conformity with generally accepted accounting procedures in the U.S. and on the independent registered public accounting firm’s representations included in its report on the Company’s financial statements.

The Audit Committee reviewed and discussed with management the Company’s audited financial statements for fiscal year 2004. The Committee discussed with the Company’s independent registered public accounting firm, PwC, the matters required to be discussed by the Codification of Statements on Auditing Standards 61, Communication with Audit Committees (as modified or supplemented). In addition, the Audit Committee received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with PwC its independence from the Company, and considered whether the providing of non-audit services to the Company by PwC is compatible with maintaining PwC’s independence.

Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2004.

Conrad W. Hewitt (Chairman)
Richard U. De Schutter
John G. McDonald
Wayne R. Moon
Elizabeth E. Tallett

AUDIT COMMITTEE FINANCIAL EXPERT

The Company’s Board of Directors has determined that Conrad W. Hewitt, a director and member of the Audit Committee of the Board of Directors, qualifies as an “audit committee financial expert” as that term is defined by applicable Securities and Exchange Commission regulations. Mr. Hewitt is considered to be “independent” under applicable Nasdaq Stock Market rules and Securities and Exchange Commission regulations.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

It is contemplated that PricewaterhouseCoopers LLP (“PwC”) will be selected to serve as the Company’s independent registered public accounting firm for fiscal year 2005. PwC also served as the Company’s independent registered public accounting firm for fiscal year 2004. A representative of PwC is expected to attend the Annual Meeting, will have an opportunity to make a statement if he so desires and will be available to respond to appropriate questions from stockholders.

Audit Fees

The following aggregate fees were billed to the Company in each of the last two fiscal years for professional services rendered by PwC for the audit of the Company’s annual financial statements and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements for those fiscal years. Audit fees for fiscal year 2004 also include fees for services performed by PwC in preparation for its planned attestation relating to the Company’s compliance with Sarbanes-Oxley Act Section 404 in fiscal year 2005.

Fiscal Year 2004         $1,034,000

Fiscal Year 2003         $   878,000

Audit-Related Fees

The following aggregate fees were billed to the Company in each of the last two fiscal years for financial accounting and reporting services, services relating to the Company’s preparations for compliance with Sarbanes-Oxley Act Section 404, acquisition-related services, due diligence services, and proprietary PwC software products, in each case rendered or provided by PwC and that were reasonably related to the performance of audits or reviews of the Company’s financial statements but are not included in the audit fees reported above:

Fiscal Year 2004        $     171,000

Fiscal Year 2003        $       12,000

Tax Fees

The following aggregate fees were billed to the Company in each of the last two fiscal years for U.S. Federal, state and local tax planning, advice and compliance services, international tax planning, advice and compliance services, expatriate tax planning, advice and compliance services, transfer pricing services and tax audit and appeal services, in each case rendered by PwC:

Fiscal Year 2004         $    350,000

Fiscal Year 2003         $    423,000

All Other Fees

The following aggregate fees were billed to the Company in each of the last two fiscal years for services provided by PwC that are not included in the services reported above, which services related to customs and duties services and governmental grant and subsidized loan program services:

Fiscal Year 2004         $      25,000

Fiscal Year 2003         $      17,000

Audit Committee Policies and Procedures on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has adopted policies and procedures requiring that the Company obtain the Committee’s pre-approval of all audit and permissible non-audit services to be provided by PwC as the Company’s independent registered public accounting firm. Pre-approval is generally granted on a fiscal year basis, is detailed as to the particular service or category of services to be provided and is granted after consideration of the estimated fees for each service or category of service. Actual fees and any changes to estimated fees for pre-approved services are reported to the Committee on a quarterly basis. All services provided by PwC in fiscal years 2004 and 2003 were pre-approved by the Committee pursuant to these policies and procedures.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s securities, file reports of ownership and changes in ownership of Company securities with the Securities and Exchange Commission. Based solely on the Company’s review of the reporting forms and written representations received by it from such directors and executive officers, the Company believes that during fiscal year 2004, and during prior fiscal years (except as previously reported), all reporting requirements applicable to directors, executive officers and ten percent stockholders were timely satisfied.

By Order of the Board of Directors

A. W. Homan
    Secretary

December 20, 2004
Palo Alto, California

Exhibit A

VARIAN, INC.
OMNIBUS STOCK PLAN
(as amended and restated effective December 2, 2004)

SECTION 1
BACKGROUND, PURPOSE AND DURATION

1.1 Effective Date. The Plan, as amended and restated, is effective as of November 11, 2004, subject to the approval of the amended and restated Plan by a majority of the shares of the Company’s common stock which are present in person or by proxy and entitled to vote at the 2005 Annual Meeting of Stockholders of the Company.

1.2 Purpose of the Plan. The Plan is intended to increase shareholder value and the success of the Company by motivating employees of the Company and its Affiliates and directors of the Company who are employees of neither the Company nor any Affiliate. The Plan is intended to permit the grant of Awards that qualify as performance-based compensation under section 162(m) of the Code.

SECTION 2
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3 “Award” means, individually or collectively, a grant under the Plan of Non-qualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Stock Units, Performance Units or Performance Shares.

2.4 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.7 “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.8 “Company” means Varian, Inc., a Delaware corporation, or any successor thereto.

2.9 “Director” means any individual who is a member of the Board.

2.10 “Disability” means a permanent and total disability within the meaning of section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its sole discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

2.11 “EBIT” means as to any Performance Period, the Company’s or a business unit’s income before reductions for interest and taxes, determined in accordance with generally accepted accounting principles.

2.12 “EBITA” means as to any Performance Period, the Company’s or a business unit’s income before reductions for interest, taxes and acquisition-related intangible amortization, determined in accordance with generally accepted accounting principles.

2.13 “EBITDA” means as to any Performance Period, the Company’s or a business unit’s income before reductions for interest, taxes, depreciation and amortization, determined in accordance with generally accepted accounting principles.

2.14 “Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s diluted earnings per share, determined in accordance with generally accepted accounting principles.

2.15 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.16 “Exchange Program” means a program established by the Committee under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (a) Awards with a lower Exercise Price, (b) a different type of Award, (c) cash, or (d) a combination of (a), (b) and/or (c). Notwithstanding the preceding, the term Exchange Program does not include any (i) program under which an outstanding Award is surrendered or cancelled in exchange for a different type of Award and/or cash having a total value equal to or less than the value of the surrendered or cancelled Award, nor (ii) action described in Section 4.3.

2.17 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.18 “Fair Market Value” means the last quoted per share selling price for Shares on the relevant date, or if there were no sales on such date, the arithmetic mean of the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Committee. Notwithstanding the preceding, for federal, state and local income tax reporting purposes, fair market value shall be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.19 “Fiscal Year” means any fiscal year of the Company.

2.20 “Grant Date” means, with respect to an Award, the date that the Award was granted.

2.21 “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of section 422 of the Code.

2.22 “Net Income” means as to any Performance Period, the Company’s or a business unit’s income after taxes, determined in accordance with generally accepted accounting principles.

2.23 “Non-employee Director” means a Director who is an employee of neither the Company nor of any Affiliate.

2.24 “Non-qualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

2.25 “Operating Cash Flow” means as to any Performance Period, the Company’s or a business unit’s net cash provided by operating activities, determined in accordance with generally accepted accounting principles, less net capital expenditures.

2.26 “Option” means an Incentive Stock Option or a Non-qualified Stock Option.

2.27 “Participant” means an Employee who has been selected by the Committee for participation in the Plan or a Non-employee Director who has an outstanding Award.

2.28 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its sole discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) EBIT, (b) EBITA, (c) EBITDA, (d) Earnings Per Share, (e) Net Income, (f) Operating Cash Flow, (g) Return on Net Assets, (h) Return on Equity, (i) Return on Sales, (j) Revenue, and (k) Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Committee shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participant. “Determination Date” means the latest possible date that will not jeopardize an Award’s qualification as performance-based compensation under section 162(m) of the Code. Notwithstanding the previous sentence, for Awards not intended to qualify as performance-based compensation, “Determination Date” shall mean such date as the Committee may determine in its sole discretion.

2.29 “Performance Period” means any fiscal period not to exceed three consecutive Fiscal Years, as determined by the Committee in its sole discretion.

2.30 “Performance Share” means a Performance Share granted to a Participant pursuant to Section 8.

2.31 “Performance Unit” means a Performance Unit granted to a Participant pursuant to Section 8.

2.32 “Period of Restriction” means the period during which shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability.

2.33 “Plan” means the Varian, Inc. Omnibus Stock Plan, as set forth in this instrument and as hereafter amended from time to time.

2.34 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

2.35 “Retirement” means, with respect to any Participant, “Retirement” as defined pursuant to the Company’s or the Board’s Retirement Policies, as they may be established from time to time.

2.36 “Return on Net Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s EBIT before incentive compensation, divided by the Company’s or business unit’s average net assets, determined in accordance with generally accepted accounting principles.

2.37 “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

2.38 “Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s EBIT (after incentive compensation), divided by the Company’s or the business unit’s, as applicable, Revenue, determined in accordance with generally accepted accounting principles.

2.39 “Revenue” means as to any Performance Period, the Company’s or a business unit’s net sales, determined in accordance with generally accepted accounting principles.

2.40 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as amended, and any future regulation amending, supplementing or superseding such regulation.

2.41 “Section 16 Person” means a person who, with respect to the Shares, is subject to section 16 of the 1934 Act.

2.42 “Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

2.43 “Shares” means shares of the Company’s common stock, $.01 par value.

2.44 “Stock Appreciation Right” or “SAR” means an Award, granted alone, in connection or in tandem with a related Option, that pursuant to Section 6 is designated as a SAR.

2.45 “Stock Unit” means a bookkeeping entry initially representing an amount equal to the Fair Market Value of one Share. Stock Units represent an unfunded and unsecured obligation of the Company.

2.46 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.47 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; and (b) in the case of a Non-employee Director, a cessation of the Non-employee Director’s service on the Board for any reason.

SECTION 3
ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, and (b) an “outside director” under section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees and shall be granted Awards, (b) prescribe the terms and conditions of the Awards (other than the Options granted to Non-employee Directors pursuant to Section 9), (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules. Notwithstanding any contrary provision of the Plan, the Committee may reduce the amount payable under any Award (other than an Option) after the grant of such Award. Notwithstanding the preceding, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any annual or special meeting of the stockholders of the Company.

3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, (b) in any way which would jeopardize the Plan’s qualification under Rule 16b-3, or (c) with respect to awards which are intended to qualify as performance-based compensation under section 162(m) of the Code.

3.4 Non-employee Directors. Notwithstanding any contrary provision of this Section 3, the Board shall administer Section 9 of the Plan, and the Committee shall exercise no discretion with respect to Section 9. In the Board’s administration of Section 9 and the Options and any Shares granted to

Non-employee Directors, the Board shall have all of the authority and discretion otherwise granted to the Committee with respect to the administration of the Plan.

3.5 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4
SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for issuance under the Plan shall not exceed 10,200,000, plus such number of Shares as were issued pursuant to substitute Options under Sections 5.3.3 and 9.3 in connection with the distribution of Shares to the stockholders of Varian Associates, Inc. Shares issued under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2 Lapsed Awards. If an Award terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award, unless otherwise determined by the Committee.

4.3 Adjustments in Awards and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limit of Sections 5.1, 6.1, 7.1 and 8.1 in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Awards. In the case of Options granted to Non-employee Directors pursuant to Section 9, the foregoing adjustments shall be made by the Board, and any such adjustments also shall apply to the future grants provided by Section 9. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5
STOCK OPTIONS

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options covering more than 500,000 Shares. The Committee may grant Incentive Stock Options, Non-qualified Stock Options, or a combination thereof.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its sole discretion, shall determine. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Non-qualified Stock Option.

5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1 Non-qualified Stock Options. In the case of a Non-qualified Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant

Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with section 424(a) of the Code, shall determine the exercise price of such substitute Options.

5.4 Expiration of Options.

5.4.1.  Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

(a)	The expiration of ten (10) years from the Grant Date; or

(b)  The expiration of three (3) months from the date of the Participant’s Termination of Service for a reason other than the Participant’s death, Disability or Retirement; or

(c)  The expiration of one (1) year from the date of the Participant’s Termination of Service by reason of Disability; or

(d)  The expiration of three (3) years from the date of the Participant’s Retirement (subject to Section 5.8.2 regarding Incentive Stock Options); or

(e)  The date of the Participant’s Termination of Service by the Company for cause (as determined by the Company); or

(f)  The date for termination of the Option determined by the Committee in its sole discretion and set forth in the written Award Agreement.

5.4.2 Death of Participant. Notwithstanding Section 5.4.1, if a Participant who is an Employee dies prior to the expiration of his or her Options, his or her Options shall be exercisable until the expiration of three (3) years after the date of death.

5.4.3 Committee Discretion. Subject to the limits of Sections 5.4.1 and 5.4.2, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted and before such Option expires, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option. If a Participant dies while an Employee, the exercisability of his or her Options shall be fully accelerated to the date of Termination of Service.

5.6 Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8 Certain Additional Provisions for Incentive Stock Options.

5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

5.8.2 Termination of Service. If any portion of an Incentive Stock Option is exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death (unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits later exercise), the portion so exercised shall be deemed a Non-qualified Stock Option.

5.8.3 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

5.9 Grant of Reload Options. The Committee may provide in an Award Agreement that a Participant who exercises all or part of an Option by payment of the Exercise Price with already-owned Shares, shall be granted an additional option (a “Reload Option”) for a number of shares of stock equal to the number of Shares tendered to exercise the previously granted Option plus, if the Committee so determines, any Shares withheld or delivered in satisfaction of any tax withholding requirements. As determined by the Committee, each Reload Option shall (a) have a Grant Date which is the date as of which the previously granted Option is exercised, and (b) be exercisable on the same terms and conditions as the previously granted Option, except that the Exercise Price shall be determined as of the Grant Date.

SECTION 6
STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Employees at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 500,000 Shares.

6.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of an SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.3 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.4 Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

6.5 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised.

6.6 Payment Upon Exercise of SAR. At the sole discretion of the Committee, payment for a SAR may be in cash, Shares or a combination thereof.

SECTION 7
RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that pursuant to the Plan no more than 250,000 Shares in the aggregate may be (a) granted as Restricted Stock, and (b) issued pursuant to Performance Units, Performance Shares and Stock Units.

7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, any price to be paid for the Shares, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3 Transferability. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1 General Restrictions. The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, business unit or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its sole discretion.

7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under section 162(m) of the Code, the Committee, in its sole discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4.3 Legend on Certificates. The Committee, in its sole discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the

Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Varian, Inc. Omnibus Stock Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Varian, Inc.”

7.5 Removal of Restrictions. Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its sole discretion, may accelerate the time at which any restrictions shall lapse, and remove any restrictions. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8
PERFORMANCE UNITS, PERFORMANCE SHARES AND STOCK UNITS

8.1 Grant of Performance Units, Performance Shares and Stock Units. Performance Units, Performance Shares and Stock Units may be granted to Employees at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units, Performance Shares and Stock Units granted to any Participant, provided that pursuant to the Plan no more than 250,000 Shares in the aggregate may be (a) issued pursuant to Performance Units, Performance Shares and Stock Units, and (b) granted as Restricted Stock.

8.2 Initial Value. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date, provided that such value shall not exceed the Fair Market Value of a Share on the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

8.3 Performance Objectives and Other Terms. The Committee, in its sole discretion, shall set performance objectives and/or other vesting criteria which, depending on the extent to which they are met or satisfied, will determine the number or value of Performance Units, Performance Shares or Stock Units that will be paid out to the Participants. The Committee may set performance objectives or other vesting criteria based upon the achievement of Company-wide, business unit, or individual goals, or any other basis (including continued employment) determined by the Committee in its sole discretion. The time period during which performance objectives must be met shall be called the “Performance Period.” Each Award of Performance Units, Performance Shares or Stock Units shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

8.3.1 General Performance Objectives. The Committee may set performance objectives based upon the achievement of Company-wide, business unit or individual goals, or any other basis determined by the Committee in its sole discretion.

8.3.2 Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units, Performance Shares or Stock Units as “performance-based compensation” under section 162(m) of the Code, the Committee, in its sole discretion, may determine that the performance objectives applicable to Performance Units, Performance Shares or Stock Units shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units, Performance Shares or Stock Units to qualify as “performance-based compensation” under section 162(m) of the Code. In granting Performance Units, Performance Shares or Stock Units which are intended to qualify under section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units, Performance Shares or Stock Units under section 162(m) of the Code (e.g., in determining the Performance Goals).

8.4 Earning of Performance Units, Performance Shares and Stock Units. After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout of the number of Performance Units, Performance Shares or Stock Units earned during the Performance Period, depending upon the extent to which the applicable performance objectives have been achieved. After the grant of a Performance Unit, Performance Share or Stock Unit, the Committee, in its sole discretion, may reduce or waive any performance objectives for the Award.

8.5 Terms of Stock Units.

8.5.1 Award Agreement. Each Award of a Stock Unit shall be evidenced by an Award Agreement (satisfactory to the Committee), which shall be executed by the Participant and the Company.

8.5.2 Vesting. Each Award of a Stock Unit shall vest upon the Participant’s Termination of Service.

8.5.3 Dividends and Other Distributions. Any dividends or other distributions paid on the Shares underlying an Award of Stock Units shall be deemed reinvested in Stock Units (the “Dividend Stock Units”). Dividend Stock Units shall be subject to the same terms and conditions as the underlying Award, including any deferral election made pursuant to Section 8.7.

8.6 Form and Timing of Payment.

8.6.1 Performance Shares and Units. Payment of earned Performance Units or Performance Shares shall be made as soon as practicable after the expiration of the applicable Performance Period or satisfaction of any other vesting criteria. The Committee, in its sole discretion, may pay such earned Awards in cash, Shares or a combination thereof.

8.6.2 Stock Units. Payment of Stock Units shall be made by issuance of Shares as soon as administratively practicable following an individual’s Termination of Service. Notwithstanding the preceding, a Participant may, at the sole discretion of, and in accordance with rules established by the Committee, elect to defer delivery of the proceeds of an Award of Stock Units. A Participant’s election as provided in the preceding sentence shall be irrevocable and shall comply will all applicable provisions of the Code (including, but not by way of limitation, Section 409A).

8.7 Cancellation. On the date set forth in the Award Agreement, all unearned or unvested Performance Units, Performance Shares or Stock Unit shall be forfeited to the Company, and again shall be available for grant under the Plan.

8.8 Elections by Participants. At the sole discretion of the Committee, and pursuant to such procedures as the Committee (in its sole discretion) may adopt from time to time, each Participant may elect to forego receipt of all or a portion of cash compensation otherwise due to the Participant in exchange for Shares and/or Stock Units. The number of Shares and/or Stock Units received by a Participant shall equal the amount of foregone compensation divided by the Fair Market Value of a Share on the date that the compensation otherwise would have been paid to the Participant, rounded up to the nearest whole number of Shares.

SECTION 9
NON-EMPLOYEE DIRECTORS

9.1 Granting of Options.

9.1.1 Non-employee Directors. Each Non-employee Director shall be granted an Option to purchase 10,000 Shares (an “Initial Grant”) on the later of (a) ten (10) business days after the Effective Date of the Plan or (b) the date of the Non-employee Director’s appointment or election as a Non-employee Director. Thereafter, for so long as the Non-employee Director serves as such, he or she annually shall be granted an Option for an additional 5,000 Shares (each a “Subsequent Grant”). Each such Subsequent Grant shall be made on the first business day after each Annual Meeting of Stockholders occurring after the date of the Initial Grant or previous Subsequent Grant, but only if the Non-employee Director has continuously served as such through the Grant Date.

9.1.2 Chairman. Each Chairman of the Company who is a Non-employee Director shall be granted an Option to purchase 50,000 Shares (an “Initial Chairman’s Grant”) on the later of (a) ten (10) business days after the Effective Date of the Plan or (b) the date such individual becomes Chairman. Any Initial Chairman’s Grant shall be in lieu of any Initial Grant or Subsequent Grant the Chairman otherwise would be entitled to under Section 9.1.1 while he or she serves as Chairman. If a Chairman ceases to serve as such but remains a Non-employee Director, he or she shall be entitled to Subsequent Grants under Section 9.1.1, provided he or she has continuously served as a Non-employee Director through the applicable Grant Date.

9.2 Terms of Options.

9.2.1 Option Agreement. Each Option granted pursuant to this Section 9 shall be evidenced by a written stock option agreement which shall be executed by the Non-employee Director and the Company.

9.2.2 Exercise Price. The Exercise Price for the Shares subject to each Option granted pursuant to this Section 9 shall be one hundred percent (100%) of the Fair Market Value of such Shares on the Grant Date.

9.2.3 Exercisability. Each Option granted pursuant to this Section 9 shall be fully exercisable on the Grant Date.

9.2.4 Expiration of Options. Each Option shall terminate upon the first to occur of the following events:

(a) The expiration of ten (10) years from the Grant Date; or

(b) The expiration of three (3) months from the date of the Non-employee Director’s Termination of Service for a reason other than death, Disability, resignation or Retirement; or

(c) The expiration of three (3) years from the date of the Non-employee Director’s Termination of Service by reason of completion of the Participant’s term as a Director, Disability or Retirement; or

(d) The expiration of one (1) month from the date of the Non-employee Director’s Termination of Service by reason of resignation.

9.2.5 Death of Director. Notwithstanding Section 9.2.4, if a Non-employee Director dies prior to the expiration of his or her options in accordance with Section 9.2.4, his or her options shall terminate three (3) years after the date of his or her death.

9.2.6 Not Incentive Stock Options. Options granted pursuant to this Section 9 shall not be designated as Incentive Stock Options.

9.2.7 Other Terms. All provisions of the Plan not inconsistent with this Section 9 shall apply to Options granted to Non-employee Directors; provided, however, that Section 5.2 (relating to the Committee’s discretion to set the terms and conditions of Options) shall be inapplicable with respect to Non-employee Directors.

9.3 Grant of Stock Units. On the first business day after each Annual Meeting of Stockholders, each individual then serving as a Non-employee Director shall be granted Stock Units with an initial value of $25,000, rounded up to the nearest whole number of Shares.

9.4 Terms of Stock Units.

9.4.1 Award Agreement. Each Award granted pursuant to Section 9.3 shall be evidenced by an Award Agreement (satisfactory to the Board), which shall be executed by the Non-Employee Director and the Company.

9.4.2 Vesting. Each Award granted pursuant to Section 9.3 shall vest upon the Non-Employee Director’s Termination of Service.

9.4.3 Dividends and Other Distributions. Any dividends or other distributions paid on the Shares underlying an Award granted under Section 9.3 shall be deemed reinvested in Stock Units (the “Dividend Stock Units”). Dividend Stock Units shall be subject to the same terms and conditions as the underlying Award, including any deferral election made pursuant to Section 9.4.4.

9.4.4 Form and Timing of Payment. Payment of Stock Units shall be made by issuance of Shares as soon as administratively practicable following an individual’s Termination of Service. Notwithstanding the preceding, a Non-employee Director may, at the sole discretion of, and in accordance with rules established by the Board, elect to defer delivery of the proceeds of an Award of Stock Units granted pursuant to Section 9.3. A Non-employee Director’s election as provided in the preceding sentence shall be irrevocable and shall comply with all applicable provisions of the Code (including, but not by way of limitation, Section 409A).

9.5 Substitute Options. Notwithstanding the provisions of Section 9.2.2, in the event that the Company or an Affiliate consummates a transaction described in section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Non-employee Directors on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with section 424(a) of the Code, shall determine the exercise price of such substitute Options.

9.6 Elections by Non-employee Directors. Pursuant to such procedures as the Board (in its sole discretion) may adopt from time to time, each Non-employee Director may elect to forego receipt of all or a portion of the annual retainer, committee chair fees, meeting attendance fees and other cash compensation otherwise due to the Non-employee Director in exchange for Shares and/or Stock Units. The number of Shares and/or Stock Units received by any Non-employee Director shall equal the amount of foregone compensation divided by the Fair Market Value of a Share on the date that the compensation otherwise would have been paid to the Non-employee Director, rounded up to the nearest whole number of Shares.

SECTION 10
MISCELLANEOUS

10.1 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

10.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

10.3 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

10.4 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

10.5 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

10.6 Nontransferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 10.5. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant.

10.7 No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

10.8 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof). Notwithstanding any contrary provision of the Plan, if a Participant fails to remit to the Company such withholding amount within the time period specified by the Committee (in its sole discretion), the Participant’s Award may, in the Committee’s sole discretion, be forfeited and in such case the Participant shall not receive any of the Shares subject to such Award.

10.9 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Committee determines, not to exceed the amount determined by using the maximum federal, state, local and foreign jurisdiction marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

10.10 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

SECTION 11
AMENDMENT, TERMINATION AND DURATION

11.1 Amendment, Suspension or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

11.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 11.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after December 2, 2014.

SECTION 12
LEGAL CONSTRUCTION

12.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

12.5 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

EXECUTION

IN WITNESS WHEREOF, Varian, Inc., by its duly authorized officer, has executed the Plan on the date indicated below.

VARIAN, INC.

Dated: December 2, 2004	By: _____________________________________
Name: Title:

Exhibit B

CHARTER OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF VARIAN, INC.
(as amended and restated on August 10, 2004)

I.   Committee Purpose

The primary purpose of the Audit Committee (the “Committee”) of the Board of Directors of Varian, Inc. (the “Company”) is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

II.   Committee Composition and Meetings

The Committee shall have a minimum of three members, each of whom shall be a member of the Board of Directors and meet the qualification and independence requirements of The Nasdaq Stock Market, Inc. and applicable law. Members of the Committee shall be appointed by and serve at the discretion of the Board of Directors, which shall also appoint the Committee’s Chairman.

The Committee shall meet regularly as necessary to fulfill its responsibilities. Special meetings may be called by the Chairman of the Committee or the Chairman of the Board. The Committee may also take action by unanimous written consent of its members. The Committee may delegate any of its responsibilities to a subcommittee comprised solely of a member or members of the Committee. At any meeting of the Committee or a subcommittee of the Committee, the presence of one-half of its members then in office shall constitute a quorum for the transaction of business; and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Committee or subcommittee.

Except as the Committee may otherwise decide in its discretion, Committee meetings shall be attended by the Company’s Chief Executive Officer, Chief Financial Officer, Controller, Internal Audit Director and General Counsel and a representative of the Company’s independent accountants. The Committee may request that any other director, officer or employee of the Company or any of the Company’s external legal counsel, independent accountants, compensation consultants or other consultants or advisors attend a Committee meeting or meet with any member of the Committee or its advisors. The Committee shall have the authority to retain and terminate, at the Company’s expense, legal counsel, accountants or other consultants or advisors, as the Committee determines necessary to carry out its duties. The Committee may meet with any person in executive session, and shall meet in executive sessions as directed below.

The Company shall provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, for payment of (a) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services to the Company, (b) compensation to any advisors employed by the Committee as permitted by this Charter, and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

III.   Committee Responsibilities

A.   Independent Accountants. The Committee shall:

1.	Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm shall report directly to the Committee, all as and to the extent required under applicable rules of The Nasdaq Stock Market, Inc. or SEC rules;

2.	Be directly responsible for resolution of any disagreements between the Company’s management and the independent accountants;

3.	Approve in advance any audit, audit-related and non-audit services to be provided to the Company by the independent accountants;

4.	Approve in advance the independent accountants’ audit plan and audit services;

5.	Review and confirm the independent accountants’ independence from the Company, including by (a) obtaining from the independent accountants a formal written statement delineating all relationships between the independent accountants and the Company, consistent with Independence Standards Board Standard 1, (b) discussing with the independent accountants any disclosed relationships or services that might impact the independent accountants’ objectivity and independence, and (c) reviewing at least annually fees paid to the independent accountants for audit, audit-related and non-audit services;

6.	Evaluate regularly the independent accountants’ performance;

7.	Receive from the independent accountants timely reports on (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants, and (c) other material written communications between the independent accountants and the Company’s management, such as any management letter or schedule of unadjusted differences;

8.	Review regularly with the independent accountants the quality of the Company’s accounting and reporting principles and practices, internal controls and systems, and any significant issues;

9.	Review regularly with the independent accountants significant accounting developments and pronouncements; and

10.	Meet regularly in executive session with a representative of the Company’s independent accountants.

B.	Internal Audit. The Committee shall:

1.	Be responsible for the oversight of the Company’s internal audit function, including its organization, activities and effectiveness;

2.	Approve the Company’s internal audit plan and receive reports on a regular basis regarding progress against that plan;

3.	Review significant issues raised in the internal audit program, and any matters involving fraud, illegal acts or significant deficiencies in internal controls; and

4.	Meet regularly in executive session with the Company’s Internal Audit Manager or Director.

C.	Financial Reporting. The Committee shall:

1.	Review with management and the independent accountants significant financial reporting issues, among other items recent professional and regulatory pronouncements, revenue recognition, significant reserves, off-balance sheet items, the impact of derivative transactions and special-purposes entities;

2.	Approve all related-party transactions (as defined by rules of The Nasdaq Stock Market, Inc.) between the Company or any its subsidiaries and any Company directors or nominee for director, Company executive officer, beneficial owner of more than five percent of the Company’s outstanding securities, or members of the immediate family of any of the foregoing persons;

3.	Review in advance with the Company’s management and independent accountants the quarterly press releases reporting the Company’s financial results;

4.	Review with the Company’s management and independent accountants the audited financial statements to be included in the Company’s Annual Reports on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K), including the selection, application and disclosure of critical accounting policies and other significant issues and items, and the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees; and

5.	Review with the Company’s management and independent accountants the interim financial data to be reported in the Company’s Quarterly Reports on Form 10-Q, including the selection, application and disclosure of critical accounting policies and other significant issues and items, and the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, and recommend to the Board of Directors whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K.

D.	Other Responsibilities. The Committee shall:

1.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees regarding questionable accounting or auditing matters;

2.	Review with the Company’s General Counsel legal matters that could have a significant impact on the Company’s financial statements or results of operations;

3.	Approve in advance the engagement of any independent accountants other than the Company’s principal independent accountants to perform statutory audit services.

4.	Review at least annually the adequacy of this Charter, and recommend to the Board of Directors any proposed changes to this Charter;

5.	Prepare the report of the Committee required to be included in the Company’s annual proxy statement; and

6.	Perform other responsibilities as directed by the Board of Directors.

VARIAN, INC. ATTN: ASSISTANT TREASURER 3120 HANSEN WAY PALO ALTO, CA 94304	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to Varian, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	VARIAN	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VARIAN, INC. The Board of Directors Recommends a vote "FOR" Proposal One and a Vote "FOR" Proposal Two. Vote On Directors
Proposal One:	Election of Directors
	Nominees: 01) Conrad W. Hewitt 02) Garry W. Rogerson 03) Elizabeth E. Tallett	For All	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" and write the nominee's name on the line below.
		☐	☐	☐
					FOR	AGAINST	ABSTAIN
Vote On Proposal
Proposal Two:	Approval of Amended and Restated Omnibus Stock Plan				☐	☐	☐

Please sign exactly as name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should so indicate and insert their titles.
For address changes and/or comments, please check this box and write them on the back where indicated ☐

Signature Date	Signature (Joint Owners) Date

VARIAN, INC.

ANNUAL MEETING OF STOCKHOLDERS

     February 3, 2005
6:00 P.M.

3120 Hansen Way
Palo Alto, California

Varian, Inc. is easily accessible from Highway 101 and from Interstate 280.

From Highway 101, exit Embarcadero Road/Oregon Expressway. Follow Oregon Expressway (which becomes Page Mill Road after it crosses El Camino Real). At the second light past El Camino Real, make a left turn onto Hansen Way. Varian, Inc. is located on the right.

From Interstate 280, exit Page Mill Road EAST. Follow Page Mill Road for a few miles until it crosses Hanover Street. At the first light past Hanover Street, make a right turn onto Hansen Way. Varian, Inc. is located on the right.

Proxy

VARIAN, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS – FEBRUARY 3, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Varian, Inc. hereby constitutes and appoints Allen J. Lauer and Arthur W. Homan, and each of them, proxies and attorneys-in-fact of the undersigned, with full power of substitution and resubstitution, to vote all of the shares of Common Stock of Varian, Inc. standing in the name of the undersigned, at the Annual Meeting of Stockholders of Varian, Inc. to be held at the principal executive offices of Varian, Inc., 3120 Hansen Way, Palo Alto, California, on February 3, 2005, at 6:00 p.m., local time, and at any adjournment or postponement thereof.

     Unless a contrary instruction is provided, this Proxy will be voted FOR the nominees for Class III directors listed in Proposal One, FOR Proposal Two and in accordance with the judgment of the proxies as to the best interests of the Company on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. If specific instructions are provided below, this Proxy will be voted in accordance therewith.

Address Changes/Comments: ________________________________________________________________

__________________________________________________________________________________________

__________________________________________________________________________________________

(If you noted Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
POSTAGE-PAID RETURN ENVELOPE

SEE REVERSE SIDE

     (Continued and to be Signed on Reverse Side)